EXHIBIT 99.1

See attached.

DRINKER BIDDLE & REATH LLP

A Delaware Limited Liability Partnership

500 Campus Drive

Florham Park, New Jersey 07932-1047

(973) 549-7000 Attorneys for Receiver

JEFFREY S. CHIESA,  Attorney General of New Jersey on behalf of ABBE R. TIGER, Chief of the New Jersey Bureau of Securities,

Plaintiff,

v.

EVERETT CHARLES FORD MILLER, et al.

Defendants,

and

CARR MILLER CARE LIMITED LIABILITY COMPANY, et al.

Nominal Defendants.

SUPERIOR COURT OF NEW JERSEY

ESSEX COUNTY

CHANCERY DIVISION

GENERAL EQUITY

CIVIL ACTION

Docket No.: ESX-C-288-10

ORDER APPOINTING RECEIVER FOR INDIGO-ENERGY, INC.

THIS MATTER having been opened to the Court by Richard W. Barry, the duly appointed fiscal agent (the "Fiscal Agent") for Indigo-Energy, Inc. ("Indigo") and Michael P. Pompeo, Esq., the duly appointed Receiver (the "CMC Receiver") for Everett Charles Ford Miller and Carr Miller Capital LLC ("Carr Miller") (collectively, the "Miller Defendants") and good cause having been shown for the entry of the within Order;

IT IS on this 1st day of November, 2012

1 This action was commenced by former Attorney General Paula T. Dow on behalf of former Chief of the New Jersey Bureau of Securities, Marc B. Minor. In accordance with R. 4:34-4, the caption has been revised to reflect the present Attorney General, Jeffrey S. Chiesa, as well as the prescnt Chief of the New Jersey Bureau of Securities, Abbe R. Tiger.

ORDERED that the Fiscal Agent and the CMC Receiver's motion to have a receiver appointed for Indigo is granted; and

IT IS FURTHER ORDERED that Richard W. Barry is hereby appointed Receiver for Indigo; and

IT IS FURTHER ORPERED that the Receiver shall serve without bond, and shall:

(a)	immediately take into possession and take title to all of the real and personal property of Indigo, held jointly or separately, including, but not limited to, holdings and interests in all bank, brokerage, and trading accounts, causes of action and all such assets obtained in the future, and undertake all actions necessary or appropriate to maintain optimal value of these assets, including the liquidation of any such assets with the understanding that the Receiver shall not sell, transfer or convey real property held by Indigo, jointly or individually, without the written approval of the Court;

(b)	review all the books and records of and pertaining to Indigo and report to the Court within ninety (90) days of this Order:
(i)	the identities of all investors and creditors of Indigo, past and present, and the status of its accounts;
(ii)	the financial condition of Indigo, its successors, subsidiaries and affiliates;
(iii)	a preliminary plan to distribute the assets of Indigo to investors and creditors.

(c)	determine the necessity of retaining professionals including, but not limited to, accountants and attorneys, to assist the Receiver in fulfilling the responsibilities as ordered by the Court, and upon making a determination of necessity and obtaining the consent of Abbe R. Tiger, Chief of the New Jersey Bureau of Securities ("Plaintiff'),

make application to the Court for an order permitting the retention of such professionals by the Receiver;

(d)	be held harmless from and against any liabilities, including costs and expenses of defending claims, for which the Receiver may become liable or incur by reason of any act or omission to act in the course of performing the Receiver's duties, except upon a finding by this Court of gross negligence or willful failure of the Receiver to comply with the terms of this or any other order of this Court, irrespective of the time when such claims are filed;

(e)	be compensated out of the estate of all defendants, their successors, subsidiaries and affiliates, and/or such funds as the Receiver may recover;

(f)	be permitted to resign upon giving written notice to the Court and Plaintiff of the Receiver's intention to resign, which resignation shall not become effective until appointment by the Court of a successor which shall be subject to Plaintiffs approval;

(g)	have the full statutory powers to perform the Receiver's duties, including the powers delineated in N.J.S.A. 49:3-69 (c) and (d) and Title 14 of the New Jersey Statutes, Corporation, General, including, but not limited to, those set forth at N.J.S.A. 14A:14-1 et seq. or so far as the provisions thereof are applicable; and

IT IS FURTHER ORDERED:

(a) that Indigo shall provide the Receiver with a detailed list and backup of all assets and liabilities, current and previous to January 1, 2007, on a form to be provided by the Receiver, within ten (10) days of receipt;

(b) that with the accompaniment of a member of the New Jersey State Police, County Sheriff's Officer, municipal police officer, or any other such public safety official, if necessary, and with presentation of this Order at the time of inspection by the Receiver to Indigo, the Receiver is permitted access to all the real property owned, leased, managed, controlled by Indigo, in order to inventory the personal property of indigo and its successors, subsidiaries and affiliates;

(c) Indigo shall turn over to the Receiver, within twenty-four (24) hours of the date of this Order, true and complete copies of all documents evidencing Indigo's assets and liabilities, all documents that refer or relate in any way to the allegations set forth in the Plaintiff's Verified Complaint, and thereafter, such other documents and information as the Receiver may demand from time to time, which are necessary to effectuate the Receiver's responsibilities pursuant to this Order. Indigo shall be responsible for all costs incurred in connection with responding to the Receiver's reasonable demands;

(d) that for purposes of preserving the receivership estate's rights to prosecute action to void preferential transfer, to seek to set aside fraudulent transfers, and encumbrances pursuant to N.J.S.A. 14A:14-4 and N.J.S.A. 25:2-20, et seq., the statute of limitations and/or the statute of repose for said actions is hereby equitably tolled until further order of the Court, retroactive to the date upon which this action was commenced by Plaintiff; and

IT IS FURTHER ORDERED that all of the restraints set forth in the Court's February 4, 2011 Order concerning Indigo remain in full force and effect; and

IT IS FURTHER ORDERED that Indigo, its officers, directors, agents, employees, attorneys, or other insiders are enjoined from transferring, assigning, secreting, concealing, selling, encumbering, or otherwise affecting the ownership of assets, or otherwise affecting any of the assets, held presently or in the future, in the name of, or legal or equitable title to the assets of Indigo; and IT IS FURTHER ORDERED that a copy of this Order shall be served upon all counsel within seven (7) days of movant's receipt.

KENNETH S. LEVY, P.J. CH.